AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 4, 1999
                                       REGISTRATION NOS. 333-   AND 333-
  ===========================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                ---------------------

                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------------


               PP&L RESOURCES, INC.           PP&L CAPITAL FUNDING, INC.
           (Exact name of registrant as      (Exact name of registrant as
             specified in its charter)         specified in its charter)
                   PENNSYLVANIA                        DELAWARE
          (State or other jurisdiction of   (State or other jurisdiction of
          incorporation or organization)    incorporation or organization)
                     23-2758192                       23-2926644
         (I.R.S. Employer Identification)  (I.R.S. Employer Identification)
              TWO NORTH NINTH STREET            TWO NORTH NINTH STREET
              ALLENTOWN, PENNSYLVANIA           ALLENTOWN, PENNSYLVANIA
                    18101-1179                           18101
                  (610) 774-5151                    (610) 774-5151
          (Address, including zip code, and  (Address, including zip code,
         telephone number, including area   and telephone number, including
          code, of registrant's principal     area code, of registrant's
                executive offices)           principal executive offices)

                                    JAMES E. ABEL
                                      TREASURER
                                 PP&L RESOURCES, INC.
                                TWO NORTH NINTH STREET
                         ALLENTOWN, PENNSYLVANIA  18101-1179
                                    (610) 774-5151
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)
                                ---------------------
                                      COPIES TO:

              CATHERINE C. HOOD, ESQ.         ROBERT B. HIDEN, JR., ESQ.
             THELEN REID & PRIEST LLP             SULLIVAN & CROMWELL
                40 WEST 57TH STREET                125 BROAD STREET
             NEW YORK, NEW YORK  10019         NEW YORK, NEW YORK  10004
                  (212) 603-2000                    (212) 558-4000
                                ---------------------
             APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: From time to time after the registration statement becomes effective, as determined by market and other conditions.
                                ---------------------
             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [ ]
             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                           CALCULATION OF REGISTRATION FEE
     =========================================================================
           TITLE OF EACH                 PROPOSED     PROPOSED
              CLASS OF                    MAXIMUM     MAXIMUM
             SECURITIES                  OFFERING     AGGREGATE     AMOUNT OF
               BEING      AMOUNT TO BE   PRICE PER    OFFERING    REGISTRATION
             REGISTERED    REGISTERED     UNIT(1)    PRICE(1)(2)       FEE
     -------------------------------------------------------------------------
          PP&L Capital
           Funding, Inc.
           Debt
           Securities .   $400,000,000      100%    $400,000,000     $111,200

          PP&L
           Resources,
           Inc. Guarantees
           of PP&L Capital
           Funding, Inc.
           Debt Securities
           (3)  . . . .

          Total . . . .   $400,000,000      100%    $400,000,000     $111,200
     =========================================================================
          (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities
               Act of 1933.
          (2)  Exclusive of accrued interest, if any.
          (3) No separate consideration will be received for the Guarantees.

             THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON
          SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
          DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
          THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
  ============================================================================

          The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                    Subject to Completion, Dated January 4, 1999



          PROSPECTUS                         PP&L CAPITAL FUNDING, INC.
                                             PP&L RESOURCES, INC.
                                             Two North Ninth Street
                                             Allentown, Pennsylvania 18101
                                             (610) 774-5151


                                     $400,000,000

                              PP&L CAPITAL FUNDING, INC.
                                   DEBT SECURITIES

                              UNCONDITIONALLY GUARANTEED
             AS TO PAYMENT OF PRINCIPAL, AND ANY PREMIUM AND INTEREST, BY

                                 PP&L RESOURCES, INC.

               PP&L Capital Funding, Inc. may offer from time to time up to $400,000,000 of its unsecured debt securities. PP&L Resources, Inc. will unconditionally guarantee the payment of principal, and any premium and interest on the debt securities.

               We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

               We may offer the securities directly or through underwriters, agents or dealers. The supplements will describe the terms of any particular plan of distribution. The section captioned "Plan of Distribution" below also provides more information on this topic.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is            , 1999.

                                  TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----

          WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . .   2
          PP&L RESOURCES  . . . . . . . . . . . . . . . . . . . . . . .   4
          PP&L CAPITAL FUNDING  . . . . . . . . . . . . . . . . . . . .   5
          USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . .   5
          RATIO OF EARNINGS TO FIXED CHARGES  . . . . . . . . . . . . .   5
          DESCRIPTION OF THE DEBT SECURITIES  . . . . . . . . . . . . .   5
          EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          VALIDITY OF THE DEBT SECURITIES AND THE GUARANTEES  . . . . .  17
          PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . .  17



                         WHERE YOU CAN FIND MORE INFORMATION


          AVAILABLE INFORMATION

               PP&L Resources, Inc. ("PP&L Resources") files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Information filed with the SEC by PP&L Resources can be inspected and copied at the Public Reference Room maintained by the SEC and at the Regional Offices of the
          SEC:


           Public Reference Room   New York Regional    Chicago Regional
             450 Fifth Street,          Office               Office
                   N.W.              7 World Trade       Citicorp Center
                 Room 1024              Center          500 West Madison
             Washington, D.C.         Suite 1300             Street
                   20549          New York, New York       Suite 1400
                                         10048          Chicago, Illinois
                                                           60661-2551

               You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

               The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as PP&L Resources, who file electronically with the Commission. The address of that site is http://www.sec.gov.
                                                   ------------------

               PP&L Resources Common Stock is listed on the New York Stock Exchange (NYSE: PPL), and reports, proxy statements and other information concerning PP&L Resources can also be inspected at the offices of such Exchange at 20 Broad Street, New York, New York 10005. In addition, reports, proxy statements and other information concerning PP&L Resources can be inspected at its offices at Two North Ninth Street, Allentown, Pennsylvania 18101. More information may be obtained by contacting the PP&L Resources Internet site (http://www.pplresources.com).

               This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or PP&L Resources, as indicated below. Forms of the indenture and other documents establishing the terms of the offered debt securities and the guarantees are filed as exhibits to the registration statement. Statements in this prospectus about such documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

          INCORPORATION BY REFERENCE

               The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about PP&L Resources.

             SEC FILINGS (FILE NO. 1-11459)  PERIOD
             ------------------------------  ------
             Annual Report on Form 10-K      Year ended December 31, 1997
             Quarterly Reports on Form 10-Q  Quarters ended March 31, June
                                             30, and September 30, 1998
             Current Reports on Form 8-K     February 2, April 17, May 1,
                                             May 22, June 23, July 7,
                                             August 20, August 28, October
                                             2, October 19 and November 2,
                                             1998



               We are also incorporating by reference additional documents that PP&L Resources files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), between the date of this prospectus and the termination of the offering of the Debt Securities.

               PP&L Resources will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                         PP&L Resources, Inc.
                         Two North Ninth Street
                         Allentown, Pennsylvania  18101
                         Attention:  Investor Services Department
                         Telephone:  1-800-345-3085

               We have not included or incorporated by reference any separate financial statements of PP&L Capital Funding, Inc. ("PP&L Capital Funding") herein. We do not consider that those financial statements would be material to holders of the Debt Securities because (i) PP&L Capital Funding was formed for the primary purpose of providing financing for PP&L Resources and its subsidiaries, (ii) PP&L Capital Funding does not currently engage in any independent operations and (iii) PP&L Capital Funding does not currently plan to engage, in the future, in more than minimal independent operations. See "PP&L Capital Funding." PP&L

          Capital Funding has received a "no action" letter from the Staff of the SEC stating that the Staff would not raise any objection if PP&L Capital Funding does not file periodic reports under Sections 13 and 15(d) of the Exchange Act. Accordingly, we do not expect PP&L Capital Funding to file those reports.


                                    PP&L RESOURCES

               PP&L Resources is a holding company with headquarters in Allentown, Pennsylvania. Its subsidiaries include PP&L, Inc. ("PP&L"), which provides electricity delivery service in eastern and central Pennsylvania, sells retail electricity throughout Pennsylvania and markets wholesale energy throughout the eastern United States and Canada; PP&L EnergyPlus Co., which sells energy and energy services to newly deregulated markets; PP&L Global, Inc. ("PP&L Global"), an international independent power company; PP&L Spectrum, Inc., which markets energy management services and products; Penn Fuel Gas, Inc. ("PFG"), which sells natural gas and propane in Pennsylvania and Maryland; PP&L Capital Funding, which engages in financing for PP&L Resources and its subsidiaries; and H.T. Lyons, Inc. and McClure Company, which provide heating, ventilating and air-conditioning services.

               PP&L Global, PP&L Resources' principal unregulated subsidiary, has investments and commitments of approximately $638 million in distribution, transmission and generation facilities in the United Kingdom, Bolivia, Peru, Argentina, Spain, Portugal, Chile and El Salvador. PP&L Global's major investments to date are South Western Electricity plc, a British regional electric utility company, Empresas Emel, S.A., a Chilean electric distribution holding company, and DelSur, an El Salvadorian electric distribution company.

               In September 1998, PP&L Global reached an agreement with Bangor Hydro-Electric to purchase 100% of the Bangor Hydro's hydroelectric assets, as well as its interest in an oil-fired generation facility, for $89 million. The acquisition, which is subject to state and federal regulatory approvals and third-party consents, is expected to close by mid-1999.

               In November 1998, PP&L Global signed definitive agreements with Montana Power Company, Portland General Electric Company and Puget Sound Energy, Inc. to acquire 13 Montana power plants, with 2,614 MW of generating capacity, for a purchase price of $1.6 billion. The acquisition is subject to several conditions, including the receipt of required state and federal regulatory approvals and third-party consents. PP&L Global expects to complete the acquisition by the end of 1999. The agreements also provide for PP&L Global's acquisition of related transmission assets for $182 million, subject to certain conditions, including federal regulatory approval.

               The information above concerning PP&L Resources and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning PP&L Resources and its subsidiaries, you should refer to the information described in "Where You Can Find More Information."

               PP&L Resources' offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101 and the telephone number is
          (610) 774-5151.

                                 PP&L CAPITAL FUNDING

               PP&L Capital Funding is a Delaware corporation and a wholly-owned subsidiary of PP&L Resources. PP&L Capital Funding's primary business is to provide financing for the operations of PP&L Resources and its subsidiaries.

               PP&L Capital Funding's offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101 and the telephone number is (610) 774-5151.


                                   USE OF PROCEEDS

               Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the offered debt securities will be loaned to PP&L Resources and/or its subsidiaries. PP&L Resources and/or its subsidiaries are expected to use the proceeds for general corporate purposes, including investing in unregulated business activities and reducing short-term debt incurred to provide interim financing for such purposes.


                          RATIO OF EARNINGS TO FIXED CHARGES

               The following table sets forth the ratio of earnings to fixed charges for PP&L Resources for the periods indicated:


                                 Twelve Months
                                   Ended(a)         Year Ended December 31,
                             ------------------   ----------------------------
                             September 30, 1998   1997  1996  1995  1994  1993
                             ------------------   ----  ----  ----  ----  ----
           Ratio of
           earnings to
           fixed charges . .        3.49          3.23  3.45  3.47  2.70  3.31


          (a) Excluding extraordinary items. Earnings for the twelve months ended September 30, 1998 exclude an extraordinary charge of $948 million (after tax) associated with PP&L's restructuring proceedings before the Pennsylvania Public Utility Commission and the Federal Energy Regulatory Commission. See PP&L Resources' reports on file with the SEC pursuant to the Exchange Act as described under "Where You Can Find More Information" for more information.


                          DESCRIPTION OF THE DEBT SECURITIES

               The following description sets forth certain general terms and provisions of PP&L Capital Funding's unsecured debt securities, consisting of notes or debentures, that we may offer by this prospectus ("Debt Securities"). We will describe the particular terms of Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.

               We may issue the Debt Securities from time to time in the future in one or more series. We will issue the Debt Securities and the guarantee or guarantees of PP&L Resources relating thereto (the "Guarantee" or "Guarantees") under the Indenture, dated as of November 1, 1997 (as such indenture has been and may be supplemented, the "Indenture"), among PP&L Capital Funding, PP&L Resources and The Chase Manhattan Bank, as trustee (the "Trustee"). A copy of a form of the Indenture is filed as an exhibit to the registration statement.

               The Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement or supplements.

          GENERAL

               We may issue an unlimited amount of Debt Securities or other securities under the Indenture. The Debt Securities and all other debt securities issued previously or hereafter under the Indenture are collectively referred to herein as the "Indenture Securities."

               The Debt Securities will be unsecured obligations of PP&L Capital Funding, and by the Guarantees will be unconditionally guaranteed by PP&L Resources as to payment of principal, and any premium and interest. See " Guarantee of PP&L Resources; Holding Company Structure."

               Prior to the issuance of each series, certain aspects of the particular Securities have to be specified in a supplemental indenture, a board resolution of PP&L Capital Funding, or in one or more officer's certificates of PP&L Capital Funding pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement(s) for a description of the following terms of the series of Debt Securities:

               (a)  the title of such Debt Securities;

               (b)  any limit upon the principal amount of such Debt
                    Securities;

               (c) the date or dates on which principal will be payable or how to determine such dates;

               (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable ("Interest Payment Dates"); and any record dates for the interest payable on such Interest Payment Dates;

               (e) any obligation or option of PP&L Capital Funding to redeem, purchase or repay Debt Securities, or any option of the Holder to require PP&L Capital Funding to redeem or repurchase Debt Securities, and the terms and conditions upon which such Debt Securities will be redeemed, purchased or repaid;

               (f) the denominations in which such Debt Securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

               (g) whether such Debt Securities are to be issued in whole or in part in the form of one or more global Debt Securities and, if so, the identity of the depositary for such global Debt Securities; and

               (h)  any other terms of such Debt Securities.

          (See Section 301.)

          GUARANTEE OF PP&L RESOURCES; HOLDING COMPANY STRUCTURE

               PP&L Resources will unconditionally guarantee the payment of principal of and any premium and interest on the Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guarantees will remain in effect until the entire principal of and any premium and interest on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Article Fourteen.)

               PP&L Resources conducts its operations primarily through PP&L and PP&L Resources' other wholly-owned subsidiaries, and substantially all of PP&L Resources' consolidated assets are held by PP&L and these other subsidiaries. Accordingly, PP&L Resources' cash flow and its ability to meet its obligations under the Guarantees are largely dependent upon the earnings of PP&L and the other subsidiaries and the distribution or other payment of such earnings to PP&L Resources in the form of dividends or loans or advances and repayment of loans and advances from PP&L Resources. The subsidiaries are separate and distinct legal entities and, except for PP&L Capital Funding, have no obligation to pay any amounts due on the Debt Securities or to make any funds available for such payment.

               Because PP&L Resources is a holding company, its obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries. Therefore, PP&L Resources' rights and the rights of its creditors, including the rights of the holders of the Debt Securities under the Guarantees, to participate in the assets of any subsidiary (other than PP&L Capital Funding) upon the liquidation or reorganization of such a subsidiary will be subject to the prior claims of such subsidiary's creditors. To the extent that PP&L Resources may itself be a creditor with recognized claims against any such subsidiary, PP&L Resources' claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinated to any indebtedness or other liabilities of such subsidiary senior to that held by PP&L Resources. Although certain agreements to which PP&L Resources and its subsidiaries are parties limit the incurrence of additional indebtedness, both PP&L Resources and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

          PAYMENT OF DEBT SECURITIES

               INTEREST

               Unless we indicate differently in a prospectus supplement, we will pay interest on each Debt Security on each Interest Payment Date by check mailed to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder" in this prospectus) as of the close of business on the regular record date relating to such Interest Payment Date, except, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") will be paid to the person to whom principal is paid.

               However, if we default in paying interest on a Debt Security, we will pay defaulted interest in either of the two following ways:

               (a) We will first propose to the Trustee a payment date for such defaulted interest. Next, the Trustee will choose a Special Record Date for determining which Holders are entitled to the payment. The Special Record Date will be between 10 and 15 days before the payment date we propose. Finally, we will pay such defaulted interest on the payment date to the Holder of the Debt Security as of the close of business on the Special Record Date.

               (b) Alternatively, we can propose to the Trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such Debt Securities are listed for trading. If the Trustee thinks the proposal is practicable, payment will be made as proposed.

          (See Section 307.)

               PRINCIPAL

               Unless we indicate differently in a prospectus supplement, we will pay principal of and any premium and interest on the Debt Securities at Maturity upon presentation of the Debt Securities at the office of The Chase Manhattan Bank in New York, New York, as our Paying Agent. Any other Paying Agent initially designated for the Debt Securities of a particular series will be named in the applicable prospectus supplement.

               In our discretion, we may change the place of payment on the Debt Securities, and may remove any Paying Agent and may appoint one or more additional Paying Agents (including PP&L Capital Funding, PP&L Resources or any affiliate of either of them).
          (See Section 602.)

          FORM; TRANSFERS; EXCHANGES

               The Debt Securities will be issued

               (a)  only in fully registered form;

               (b)  without interest coupons; and

               (c)  in denominations that are even multiples of $1,000.

               You may have your Debt Securities divided into Debt Securities of smaller denominations (of at least $1,000) or combined into Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

               You may exchange or transfer Debt Securities at the office of the Trustee. The Trustee acts as our agent for registering Debt Securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "Security Registrar." It will also perform transfers.

               In our discretion, we may change the place for registration of transfer of the Debt Securities and may remove and/or appoint one or more additional Security Registrars (including PP&L Capital Funding, PP&L Resources or any affiliate of either of them).  (See Sections 305 and 602.)

               Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of (a) Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

          REDEMPTION

                We will set forth any terms for the redemption of Debt Securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the Debt Securities of any series or any tranche thereof are to be redeemed, the Trustee will select the Debt Securities to be redeemed. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 403 and 404.)

               Debt Securities will cease to bear interest on the redemption date. PP&L Capital Funding will pay the redemption price and any accrued interest once you surrender the Debt Security for redemption. (See Section 405.) If only part of a Debt Security is redeemed, the Trustee will deliver to you a new Debt Security of the same series for the remaining portion without charge. (Section 406.)

               We may make any redemption at the option of PP&L Capital Funding conditional upon the receipt by the Paying Agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Paying Agent has not received such money by the date fixed for redemption, PP&L Capital Funding will not be required to redeem such Debt Securities. (See
          Section 404.)

          EVENTS OF DEFAULT

               An "Event of Default" occurs with respect to Indenture Securities of any series if

               (a) we do not pay any interest on any Indenture Securities of the applicable series within 30 days of the due date;

               (b) we do not pay principal or premium on any Indenture Securities of the applicable series on its due date;

               (c) we remain in breach of a covenant (excluding covenants solely applicable to a specific series) or warranty of the Indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the Trustee or Holders of 25% of the principal amount of Indenture Securities of the affected series; the Trustee or such Holders can agree to extend the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

               (d) the Guarantees on any Indenture Securities of the applicable series

                         (1) cease to be effective (except in accordance with their terms),

                         (2) are found in any judicial proceeding to be unenforceable or invalid, or

                         (3)  are denied or disaffirmed (except in
                         accordance with their terms);

               (e) we file for bankruptcy or certain other events in bankruptcy, insolvency, receivership or reorganization occur; or

               (f) any other Event of Default specified in the prospectus supplement occurs.

          (See Section 801.)

          No Event of Default with respect to the Debt Securities necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.

          REMEDIES

               ACCELERATION

               ANY ONE SERIES. If an Event of Default occurs and is continuing with respect to any one series of Indenture Securities, then either the Trustee or the Holders of 25% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount of all of the Indenture Securities of such series to be due and payable immediately.

               MORE THAN ONE SERIES. If an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, then either the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by 25% in principal amount of the Indenture Securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

          (See Section 802.)

               RESCISSION OF ACCELERATION

               After the declaration of acceleration has been made and before the Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

               (a) we pay or deposit with the Trustee a sum sufficient to pay

                    (1)  all overdue interest;

                    (2) the principal of and any premium which have become due otherwise than by such declaration of acceleration and overdue interest thereon;

                    (3)  interest on overdue interest to the extent lawful;
                         and

                    (4) all amounts due to the Trustee under the Indenture; and

               (b) all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

          (See Section 802.) For more information as to waiver of defaults, see " Waiver of Default and of Compliance" below.


               CONTROL BY HOLDERS; LIMITATIONS

               Subject to the Indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to

               (a) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

               (b) exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

               If an Event of Default is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series. These rights of Holders to make direction are subject to the following limitations:

               (a) the Holders' directions will not conflict with any law or the Indenture; and

               (b) the Holders' directions may not involve the Trustee in personal liability where the Trustee believes indemnity is not adequate.

          The Trustee may also take any other action it deems proper which is consistent with the Holders' direction. (See Sections 812 and 903.)

               In addition, the Indenture provides that no Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless

               (a) that Holder has previously given the Trustee written notice of a continuing Event of Default;

               (b) the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all affected series, considered as one class, have made written request to the Trustee to institute proceedings in respect of that Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

               (c) for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Indenture Securities of all affected series, considered as one class.

          Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.)

               However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 807 and 808.)

          NOTICE OF DEFAULT

               The Trustee is required to give the Holders of the Indenture Securities notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof. (See
          Section 902.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

               We will furnish the Trustee with an annual statement as to the compliance by PP&L Capital Funding with the conditions and covenants in the Indenture. (See Section 605.)

          WAIVER OF DEFAULT AND OF COMPLIANCE

               The Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive, on behalf of the Holders of all Indenture Securities of such series, any past default under the Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Indenture that cannot be amended without the consent of the Holder of each outstanding Indenture Security. (See Section 813.)

               Compliance with certain covenants in the Indenture or otherwise provided with respect to Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the affected Indenture Securities, considered as one class. (See Section 606.)


          CONSOLIDATION, MERGER AND CONVEYANCE OF ASSETS AS AN ENTIRETY; NO FINANCIAL COVENANTS

               Subject to the provisions described in the next paragraph, each of PP&L Capital Funding and PP&L Resources will preserve its corporate existence. (See Section 604.)

               PP&L Capital Funding and PP&L Resources have each agreed not to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless

               (a) the entity formed by such consolidation or into which PP&L Capital Funding or PP&L Resources, as the case may be, is merged or the entity which acquires or which leases the property and assets of PP&L Capital Funding or PP&L Resources, as the case may be, substantially as an entirety is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Indenture Securities (or the Guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of PP&L Capital Funding or PP&L Resources, as the case may be, under the Indenture, and

               (b) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

               Neither the Indenture nor the Guarantee contains any financial or other similar restrictive covenants.

          MODIFICATION OF INDENTURE

               WITHOUT HOLDER CONSENT. Without the consent of any Holders of Indenture Securities, PP&L Capital Funding, PP&L Resources and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

               (a) to evidence the succession of another entity to PP&L Capital Funding or PP&L Resources; or

               (b) to add one or more covenants of PP&L Capital Funding or PP&L Resources or other provisions for the benefit of the Holders of all or any series or tranche of Indenture Securities, or to surrender any right or power conferred upon PP&L Capital Funding or PP&L Resources; or

               (c) to add any additional Events of Default for all or any series of Indenture Securities; or

               (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture that does not adversely affect the interests of the Holders; or

               (e) to provide security for the Indenture Securities of any series; or

               (f) to establish the form or terms of Indenture Securities of any series or tranche or any Guarantees as permitted by the Indenture; or

               (g)  to provide for the issuance of bearer securities; or

               (h) to evidence and provide for the acceptance of appointment of a separate or successor Trustee; or

               (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of Indenture Securities; or

               (j)  to change any place or places where

                    (1)  we may pay principal, premium and interest,

                    (2) Indenture Securities may be surrendered for transfer or exchange, and

                    (3) notices and demands to or upon PP&L Capital Funding or PP&L Resources may be served; or

               (k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders in any material respect.

          (See Section 1201.)

               If the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PP&L Capital Funding, PP&L Resources and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

               WITH HOLDER CONSENT. Except as provided above, the consent of the Holders of at least a majority in aggregate principal amount of the Indenture Securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the Indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding Indenture Securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected series, considered as one class. Moreover, if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Indenture Securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected tranches, considered as one class.

               However, no amendment or modification may, without the consent of the Holder of each outstanding Indenture Security directly affected thereby,

               (a) change the stated maturity of the principal or interest on any Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any Indenture Security is payable, or impair the right to bring suit to enforce of any payment;

               (b) reduce the percentages of Holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the Indenture; or

               (c) modify certain of the provisions in the Indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

               A supplemental indenture which changes or eliminates any provision of the Indenture expressly included solely for the benefit of Holders of Indenture Securities of one or more particular series or tranches will be deemed not to affect the rights under the Indenture of the Holders of Indenture Securities of any other series or tranche. (See Section 1202.)


          MISCELLANEOUS PROVISIONS

               The Indenture provides that certain Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under "Satisfaction and Discharge" below, will not be deemed to be "outstanding" in determining whether the Holders of the requisite principal amount of the outstanding Indenture Securities have given or taken any demand, direction, consent or other action under the Indenture as of any date, or are present at a meeting of Holders for quorum purposes. (See Section 101.)

               PP&L Capital Funding or PP&L Resources will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Indenture Securities of any series entitled to give or take any demand, direction, consent or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by Holders. If such a record date is set for any action to be taken by Holders of particular Indenture Securities, such action may be taken only by persons who are Holders of such Indenture Securities on the record date. (See Section 104.)

          SATISFACTION AND DISCHARGE

               Any Indenture Securities or any portion will be deemed to have been paid for purposes of the Indenture, and at PP&L Capital Funding's election, our entire indebtedness will be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than PP&L Capital Funding or PP&L Resources), in trust:

               (a)  money sufficient, or

               (b) in the case of a deposit made prior to the maturity of such Indenture Securities, non-redeemable Government Obligations (as defined in the Indenture) sufficient, or

               (c) a combination of (a) and (b), which in total are sufficient,

          to pay when due the principal of, and any premium, and interest due and to become due on such Indenture Securities or portions thereof on and prior to the maturity thereof.

          (See Section 701.)

               The Indenture will be deemed satisfied and discharged when no Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Indenture. (See Section 702.)

               All moneys we pay to the Trustee or any Paying Agent on Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of PP&L Capital Funding. Thereafter, the Holder of such Debt Security may look only to us for payment thereof. (See Section 603.)

          RESIGNATION AND REMOVAL OF THE TRUSTEE; DEEMED RESIGNATION

               The Trustee may resign at any time by giving written notice thereof to us.

               The Trustee may also be removed by act of the Holders of a majority in principal amount of the then outstanding Indenture Securities of any series.

               No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.

               Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the Trustee will be deemed to have resigned.

          (Section 910).

          CERTAIN PENNSYLVANIA TAX MATTERS

               In the opinion of Michael A. McGrail, Esq., Senior Counsel of PP&L, Debt Securities owned by individuals residing in Pennsylvania are subject to the 4 mills ($4.00 on each $1,000 of principal amount) Pennsylvania corporate loans tax. This tax will be withheld from interest payments to these individuals. Mr. McGrail is also of the opinion that the Debt Securities are exempt from existing personal property taxes in Pennsylvania.

          THE TRUSTEE'S OTHER DEALINGS WITH PP&L CAPITAL FUNDING AND PP&L RESOURCES

               The Chase Manhattan Bank has at various times in the ordinary course of business made loans to PP&L Resources and PP&L, and acts as Administrative Agent with respect to our current revolving credit facilities. In addition, The Chase Manhattan Bank acts as trustee with respect to junior subordinated deferrable interest debentures of PP&L, acts as issuing and paying agent for PP&L Capital Funding's commercial paper notes, and acts as guarantee trustee and property trustee for the trust originated preferred securities and common securities of our affiliates, PP&L Capital Trust and PP&L Capital Trust II. Chase Manhattan Bank Delaware, an affiliate of the Trustee, also acts as Delaware trustee for the trust originated preferred securities and common securities.


                                       EXPERTS

               The consolidated financial statements of PP&L Resources as of December 31, 1997 and 1996, and for the two years then ended, incorporated in this prospectus by reference to the Annual Report on Form 10-K of PP&L Resources for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               Michael A. McGrail, Esq., Senior Counsel of PP&L, has reviewed the statements made in the incorporated documents as to matters of law and legal conclusions. Such statements have been made in reliance upon his authority as an expert.


                  VALIDITY OF THE DEBT SECURITIES AND THE GUARANTEES

               Michael A. McGrail, Esq., Senior Counsel of PP&L, and Thelen Reid & Priest LLP, New York, New York, counsel to PP&L Resources, will pass upon the validity of the guarantees for PP&L Resources. Thelen Reid & Priest LLP, counsel to PP&L Capital Funding, will pass upon the validity of the Debt Securities for PP&L Capital Funding. Sullivan & Cromwell, New York, New York, will pass upon the validity of the Debt Securities and the Guarantees for any underwriters or agents. As to matters involving the law of the Commonwealth of Pennsylvania, Thelen Reid & Priest LLP and Sullivan & Cromwell will rely on the opinion of Mr. McGrail.


                                 PLAN OF DISTRIBUTION

               We may sell Debt Securities (a) to purchasers directly; (b) to underwriters for public offering and sale by them; or (c) through agents.

               DIRECT SALES

               We may sell the Debt Securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Debt Securities. A prospectus supplement will describe the terms of any such sale.

               TO UNDERWRITERS

               The applicable prospectus supplement will name any underwriter involved in a sale of Debt Securities. Underwriters may offer and sell Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from PP&L Capital Funding from sales of Debt Securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent.

               Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

               Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities if any are purchased.

               THROUGH AGENTS

               We will name any agent involved in a sale of Debt Securities, as well as any commissions payable by PP&L Capital Funding to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.


               GENERAL INFORMATION

               Underwriters, dealers and agents participating in a sale of Debt Securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We, and PP&L Resources, may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

               Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for PP&L Capital Funding or PP&L Resources or their affiliates in the ordinary course of business.

               Unless we indicate differently in a prospectus supplement, we will not list the Debt Securities on any securities exchange. The Debt Securities will be a new issue of securities with no established trading market. Any underwriters that purchase Debt Securities for public offering and sale may make a market in such Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any Debt Securities.

                                       PART II.


                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Securities and Exchange Commission registration fee . $ 111,200
          Printing expenses . . . . . . . . . . . . . . . . . .    60,000
          Trustee fees and expenses . . . . . . . . . . . . . .     7,000
          Legal fees and expenses . . . . . . . . . . . . . . .   160,000
          Accounting fees and expenses  . . . . . . . . . . . .    30,000
          Blue Sky fees and expenses  . . . . . . . . . . . . .     7,500
          Rating Agency fees  . . . . . . . . . . . . . . . . .   155,000
          Miscellaneous . . . . . . . . . . . . . . . . . . . .    39,300
                                                                ---------
               Total  . . . . . . . . . . . . . . . . . . . . . $ 570,000
                                                                =========

          -------------------
          All of the above except the Securities and Exchange Commission registration fee are estimated.


          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 7.01 of the Bylaws of PP&L Resources provides:

                    (a) RIGHT TO INDEMNIFICATION. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates such person as entitled to the benefits of this Section 7.01. As used herein, "expense" shall include fees and expenses of counsel selected by such persons; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

                    (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section 7.01 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

                    (c) INSURANCE AND FUNDING. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this
               Section 7.01. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                    (d) NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.

               Directors and officers of PP&L Resources may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, PP&L Resources, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PP&L Resources and such underwriters.

               PP&L Resources presently has insurance policies which, among other things, include liability insurance coverage for officers and directors and officers and directors of PP&L Resources' subsidiaries, including the Company, under which such officers and directors are covered against any "loss" by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. "Loss" is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

          Article VI of the By-Laws of PP&L Capital Funding, Inc. provides:

                    SECTION 6.1.  RIGHT TO INDEMNIFICATION.  The
               Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

                    SECTION 6.2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the
                                      --------  -------
               extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

                    SECTION 6.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of providing that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

                    SECTION 6.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                    SECTION 6.5. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

                    SECTION 6.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal of modification.

                    SECTION 6.7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

               Article 7 of the Certificate of Incorporation of PP&L Capital Finding, Inc. provides:

                    The Corporation shall indemnify to the full extent
               authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

               Directors and officers of the Company may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Delaware law. Furthermore, the Company, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1993 under agreements entered into between the Company and such underwriters.


          ITEM 16.  EXHIBITS.

               Reference is made to the Exhibit Index filed herewith at page II-7, such Exhibit Index being incorporated in this Item 16 by reference.

          ITEM 17.  UNDERTAKINGS.

               The undersigned registrants hereby undertake:

                    (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration Statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or
                    events arising after the effective dated of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that (i) and (ii) do not apply if the
               --------  -------
               information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of PP&L Resources' annual report pursuant to Section 13(a) or
               Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising
               under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PP&L RESOURCES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 4TH DAY OF JANUARY, 1999.

                                        PP&L RESOURCES, INC.
                                        (REGISTRANT)


                                        BY/s/ William F. Hecht
                                          -------------------------------
                                           William F. Hecht
                                           Chairman, President and
                                           Chief Executive Officer


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 4TH DAY OF JANUARY, 1999.


                SIGNATURE                                        TITLE
                ---------                                        -----

           /s/ William F. Hecht                                Principal
           ------------------------------------------          Executive
           William F. Hecht, Chairman, President              Officer and
           and Chief Executive Officer                         Director


           /s/ John R. Biggar                                  Principal
           ------------------------------------------          Financial
           John R. Biggar, Senior Vice President and            Officer
           Chief Financial Officer


           /s/ Joseph J. McCabe                                Principal
           ------------------------------------------         Accounting
           Joseph J. McCabe, Vice President and                 Officer
           Controller


           FREDERICK M. BERNTHAL, E. ALLEN DEAVER,
           NANCE K. DICCIANI, WILLIAM J. FLOOD, ELMER          Directors
           D. GATES, STUART HEYDT, MARILYN WARE LEWIS,
           FRANK A. LONG AND NORMAN ROBERTSON


           By/s/ William F. Hecht
           ------------------------------------------
              William F. Hecht, As Attorney-in-Fact

                                  POWER OF ATTORNEY

               EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS JOHN R. BIGGAR, JAMES E. ABEL AND ROBERT J. GREY, AND EACH OF THEM SEVERALLY, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH PERSON AS ITS ATTORNEY-IN-FACT AND AGENT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 4TH DAY OF JANUARY, 1999.

                                             PP&L CAPITAL FUNDING, INC.
                                             (REGISTRANT)


                                             BY/s/ John R. Biggar
                                               ----------------------------
                                                 John R. Biggar, President


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 4TH DAY OF JANUARY, 1999.


                SIGNATURE                           TITLE
                ---------                           -----

           /s/ William F. Hecht                     Director
           ------------------------------
           William F. Hecht


           /s/ John R. Biggar                       Principal Executive
           ------------------------------           and Financial
           John R. Biggar, President                Officer and
                                                    Director

           /s/ James E. Abel                        Principal
           ------------------------------           Accounting Officer
           James E. Abel, Treasurer                 and Director

                                 PP&L RESOURCES, INC.
                              PP&L CAPITAL FUNDING, INC.
                          REGISTRATION STATEMENT ON FORM S-3

                                    EXHIBIT INDEX


           Exhibit
             No.      Description and Method of Filing
           -------    --------------------------------

             1.1    Form of Distribution Agreement  Filed herewith.

             1.2    Form of Underwriting Agreement  A form of any
                                                    underwriting agreement
                                                    with respect to the
                                                    Debt Securities will
                                                    be filed as an Exhibit
                                                    to a report on Form 8-
                                                    K, as contemplated by
                                                    Item 601(b)(1) of
                                                    Regulation S-K under
                                                    the Securities Act.

             3.1    *Restated Articles of PP&L      Exhibit B to Proxy
                    Resources, Inc.                 Statement of PP&L and
                                                    Prospectus of PP&L
                                                    Resources, Inc., dated
                                                    March 9, 1995.

             3.2    *By-Laws of PP&L Resources,     Exhibit 3(ii)(a) to
                    Inc.                            PP&L Resources, Inc.
                                                    Quarterly Report on
                                                    Form 10-Q for the
                                                    quarter ended
                                                    September 30, 1998.

             3.3    *Certificate of Incorporation   Exhibit 3.3 to PP&L
                    of PP&L Capital Funding, Inc.   Resources, Inc. and
                                                    PP&L Capital Funding,
                                                    Inc. Registration
                                                    Statement Nos. 333-
                                                    38003 and 333-38003-
                                                    01.

             3.4    *By-Laws of PP&L Capital        Exhibit 3.4 to PP&L
                    Funding, Inc.                   Resources, Inc. and
                                                    PP&L Capital Funding,
                                                    Inc. Registration
                                                    Statement Nos. 333-
                                                    38003 and 333-38003-
                                                    01.

             4.1    *Indenture dated as of          Exhibit 4.1 to PP&L
                    November 1, 1997 among PP&L     Resources, Inc.
                    Resources, Inc., PP&L Capital   Current Report on Form
                    Funding, Inc. and The Chase     8-K dated November 12,
                    Manhattan Bank, as Trustee      1997.

             4.2    *Supplemental Indenture No. 1   Exhibit 4.2 to PP&L
                    to Indenture                    Resources, Inc.
                                                    Current Report on Form
                                                    8-K dated November 12,
                                                    1997.

             4.3 Form of Supplemental Indenture Filed herewith. establishing series of Debt
                    Securities

             4.4    Form of Officer's Certificate   Filed herewith.
                    establishing the form and
                    terms of the Debt Securities

             5.1    Opinion of Michael A. McGrail   Filed herewith.
                    as to the legality of the
                    Guarantee

             5.2    Opinion of Thelen Reid &        Filed herewith.
                    Priest LLP as to the legality
                    of the Debt Securities and the
                    Guarantee

              12    *Calculation of Ratio of        Exhibit 12 to PP&L
                    Earnings to Fixed Charges       Resources, Inc.
                                                    Quarterly Report on
                                                    Form 10-Q for the
                                                    quarter ended
                                                    September 30, 1998.

             23.1   Consent of Michael A. McGrail,  Filed herewith as part
                    Esq.                            of Exhibit 5.1

             23.2   Consent of Thelen Reid &        Filed herewith as part
                    Priest LLP                      of Exhibit 5.2

             23.3   Consent of                      Filed herewith.
                    PricewaterhouseCoopers LLP

              24 Power of Attorney of Directors Filed herewith. of PP&L Resources, Inc.

              25    Statement of Eligibility of     Filed herewith.
                    Trustee


          ----------------
          * Previously filed as indicated and incorporated herein by reference.